UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 6, 2012

EASTERN RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-149850	45-0582098
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

1610 Wynkoop Street, Suite 400

Denver, CO 80202

(Address of principal executive offices, including zip code)

(303) 893-2334

(Registrant’s telephone number, including area code)

Copy to:

Adam S. Gottbetter, Esq.

Gottbetter & Partners, LLP

488 Madison Avenue, 12th Floor

New York, NY  10022

Phone:  (212) 400-6900

Facsimile:  (212) 400-6901

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On April 12, 2012, Eastern Resources, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Initial 8-K”) reporting that, on April 6, 2012, (i) MTMI Acquisition Corp., a Delaware corporation formed on February 27, 2012 and a wholly-owned subsidiary of ESRI (“MTMI Acquisition Sub”), merged with and into MTMI, a wholly-owned subsidiary of Elkhorn Goldfields LLC, a Delaware limited liability company (“EGLLC”), with MTMI as the surviving corporation and (ii) EGI Acquisition Corp., a Montana corporation formed on February 27, 2012 and a wholly-owned subsidiary of ESRI (“EGI Acquisition Sub”), merged with and into EGI, a wholly-owned subsidiary of EGLLC, with EGI as the surviving corporation (collectively, the “Merger”). As a result of the Merger and the Split-Off (as defined below), ESRI discontinued its pre-Merger business and acquired the business of MTMI and EGI, and will continue the existing business operations of MTMI and EGI as a publicly-traded company under the name Eastern Resources, Inc.

This Amendment No. 1 to the Initial 8-K is being filed to amend and supplement Item 9.01 of the Initial 8-K to include unaudited combined financial statements of MTMI and EGI as of, and for the periods ended, March 31, 2012 and 2011.

Item 9.01  Financial Statements and Exhibits.

(a)  Financial statements of business acquired.

In accordance with Item 9.01(a), (i) audited combined financial statements of MTMI and EGI as of, and for the years ended, December 31, 2011 and 2010 and (ii) unaudited combined financial statements of MTMI and EGI as of, and for the periods ended, March 31, 2012 and 2011 are included in this Report beginning on Page F-1.

(b)  Pro forma financial information.

In accordance with Item 9.01(b), unaudited pro forma combined financial statements of MTMI and EGI as of, and for the year ended, December 31, 2011 are included in this Report beginning on Page F-26.

(d)  Exhibits

Exhibit Number	SEC Report Reference Number	Description
2.1	2.1

Agreement and Plan of Merger and Reorganization, dated as of April 6, 2012, by and among the Registrant, MTMI Acquisition Corp., (a Delaware corporation), EGI Acquisition Corp., (a Montana corporation), Elkhorn Goldfields LLC, (a Delaware limited liability company), Montana Tunnels Mining, Inc. (a Delaware corporation) and Elkhorn Goldfields, Inc. (a Montana Corporation) (1)

2.2	2.2	Certificate of Merger dated as of April 5, 2012,filed with Delaware Secretary of State for the merger of MTMI Acquisition Corp. into Montana Tunnels Mining, Inc. (1)

2.3	2.3	Articles of Merger dated as of April 6 2012, filed with Montana Secretary of State for the merger of EGI Acquisition Corp. into Elkhorn Goldfields LLC (1)
3.1	3.1	Certificate of Incorporation of the Registrant (2)
3.2	3.2	Certificate of Amendment to Certificate of Incorporation of the Registrant, filed with the Delaware Secretary of State on April 4, 2012 (1)
3.3	3.2	Bylaws of the Registrant (2)

4.1	4.1	Certificate of Designation, Preferences and Rights of Series A Convertible Preferred Stock of the Registrant (2)

4.2	4.2	Form of 2012 Bridge 12% Unsecured Convertible Promissory Note of Elkhorn Goldfields, Inc. (4)

4.3	4.3	Form of 8% Series A Bond due July 31, 2012 of Elkhorn Goldfields, Inc. (4)

10.1	10.1	Share Cancellation Agreement dated April 6, 2012 between the Registrant and Dylan Hundley (4)

10.2	10.2	Form of Note Cancellation and General Release Agreement dated April 6, 2012 by and between the Registrant and certain note holders (4)

10.3	10.1	Loan Reinstatement and Modification Agreement between Gordon Snyder as Administrative Agent of Certain Note Holders, MFPI Partners, LLC, a Delaware limited liability company, and Elkhorn Goldfields, LLC (1)

10.4	10.2	Tri-Party Agreement by and among the Registrant, Elkhorn Goldfields LLC and Gordon Snyder as Administrative Agent of Certain Note Holders (1)

10.5	10.3	Pledge Agreement between Gordon Snyder as Administrative Agent of Certain Note Holders, MFPI Partners, LLC, a Delaware limited liability company, and Elkhorn Goldfields, LLC (1)

10.6	10.6	Split-Off Agreement dated as of April 6, 2012, by and among the Registrant, Buzz Kill, Inc. (a New York corporation) and the Buyers listed on Exhibit A thereto (4)
10.7	10.7	General Release Agreement dated as of April 6, 2012, by and among the Registrant, Buzz Kill, Inc. and the Buyers listed on Exhibit A thereto (4)
10.8	10.8	Termination of Investment Agreement dated April 6, 2012 by and between the Registrant and Buzz Kill, Inc. (4)

10.9	10.9	Form of General Release of the Registrant by Certain Note Holders of Buzz Kill, Inc. (4)

10.10	10.10	Form of Public Float Shares Lock-Up Agreement between the Registrant and certain stockholders (4)
10.11	10.11	Form of Public Float Shares Escrow Agreement between the Registrant and certain stockholders (4)
10.12	10.12	Form of No Short Selling Agreement between the Registrant and the officers, directors, certain employees and certain stockholders (4)

10.13	10.13	Form of Indemnification Escrow Agreement between the Registrant. and the officers, directors and employees party thereto (4)
10.14	10.4	Registrant’s 2012 Equity Incentive Plan (1)

10.15	10.15	Form of Incentive Stock Option Agreement (4)

10.16	10.16	Form of Non-Qualified Stock Option Agreement (4)

10.17	10.17	Executive Employment Agreement for Patrick Imeson (4)
10.18	10.18	Executive Employment Agreement for Robert Trenaman (4)
10.19	10.19	Executive Employment Agreement for Eric Altman (4)

10.20	10.20	Executive Employment Agreement for Tim Smith (4)

10.21	10.21	Management Services Agreement between the Registrant and Black Diamond Financial Services Group, LLC (4)

10.22	10.22	Form of Subscription Agreement for 8% Series A Bond of Elkhorn Goldfields, Inc. (4)

10.23	10.23	Mineral Product Receivables Purchase Agreement dated April 15, 2011 by and among Elkhorn Goldfields, Inc., Elkhorn Goldfields, LLC and Black Diamond Holdings LLC (4)

10.24	10.24	Mining Lease with Option to Purchase between Mt. Heagan Development, Inc. and Elkhorn Goldfields, Inc. and Extension Letter (4)

10.25	10.25	Security Agreement dated April 15, 2011 between Elkhorn Goldfields, Inc. and Black Diamond Holdings LLC (4)

10.26	10.26	Employee Leasing Agreement dated August 1, 2011 by and between Elkhorn Goldfields, Inc. and Montana Tunnels Mining, Inc. (4)

14.1	14.1	Code of Ethics (3)

21.1	21.1	List of Subsidiaries (4)

_______________

* Filed herewith.

(1)	Incorporated by reference to the exhibit numbered as indicated above to the Registrant‘s Form 8-A, File Number 000-54645, filed with the SEC on April 6, 2012.
(2)	Incorporated by reference to the exhibit numbered as indicated above to the Registrant‘s Form S-1, File Number 333-149850, filed with the SEC on March 21, 2008.
(3)	Incorporated by reference to the exhibit numbered as indicated above to the Registrant‘s Annual Report Form 10-K for the fiscal year ended December 31, 2008, File Number 333-149850, filed with the SEC on March 31, 2009.
(4)	Incorporated by reference to the exhibit numbered as indicated above to the Registrant‘s Current Report Form 8-K, File Number 333-149850, filed with the SEC on April 12, 2012.

ELKHORN GOLDFIELDS, INC.

AND MONTANA TUNNELS MINING, INC.

Table of Contents

Combined Financial Statements

EASTERN RESOURCES, INC. AND ELHORN GOLDFIELDS, INC.,

AND MONTANA TUNNELS MINING, INC.

SELECTED UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA

Explanatory Notes	F-31

Pro Forma Balance Sheet as of March 31, 2012	F-32

Pro Forma Statement of Operations for the Period Ended March 31, 2012	F-33

Pro Forma Adjustments for the Period Ended March 31, 2012	F-34

Pro Forma Statement of Operations for the Year Ended December 31, 2012	F-35

Pro Forma Adjustments for the Year Ended December 31, 2012	F-36

INDEPENDENT AUDITORS’ REPORT

To the Stockholders of

Elkhorn Goldfields, Inc. and Montana Tunnels Mining, Inc.

Denver, Colorado

We have audited the accompanying combined balance sheets of Elkhorn Goldfields, Inc. and Montana Tunnels Mining, Inc. (collectively the “Company”) as of December 31, 2011 and 2010 and the related combined statements of operations, changes in stockholders’ deficit, and cash flows for the years then ended. These combined financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements and assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall combined financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying combined financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the combined financial statements, the Company has not generated any revenues to fund operations and has a working capital deficit and a stockholders’ deficit of $53,561,713 and $59,310,302, respectively, which raises substantial doubt about the ability of the Company to continue as a going concern. Management’s plans regarding those matters also are described in Note 2. The combined financial statements do not include any adjustments that might result from the outcome of this uncertainty.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Elkhorn Goldfields, Inc. and Montana Tunnels Mining, Inc. as of December 31, 2011 and 2010 and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Ehrhardt Keefe Steiner & Hottman PC

March 15, 2012

Denver, Colorado

F-2

ELKHORN GOLDFIELDS, INC.

AND MONTANA TUNNELS MINING, INC.

Combined Balance Sheets

	December 31,
	2011	2010
Assets
Current assets
Cash and cash equivalents	$358,125	$61,351
Inventory, net	912,676	1,038,524
Other current assets	12,433	9,242
Total current assets	1,283,234	1,109,117

Non-current assets
Buildings, equipment, and land, net	5,621,186	4,588,602
Mine development	3,869,342	-
Mining properties and mineral interests, net	16,380,747	16,358,839
Restricted cash	604,021	284,467
Reclamation bonds	16,190,556	15,842,403
Total non-current assets	42,665,852	37,074,311

Total assets	$43,949,086	$38,183,428

Liabilities and Stockholders’ Deficit
Current liabilities
Accounts payable	$282,141	$86,040
Accrued liabilities	3,247,232	2,650,486
Current portion of capital lease obligation	335,093	-
Series A 8% bonds	1,399,779	1,235,500
Deferred revenue, related party ore purchase agreement	3,237,410	-
Push-down redeemable obligation of Parent and its affiliate	11,085,960	10,117,659
Push-down interest of Parent and its affiliate	13,677,484	7,071,953
Push-down debt of Parent and its affiliate	21,579,848	22,498,576
Total current liabilities	54,844,947	43,660,214

Non-current liabilities
Capital lease obligations, less current portion	39,719	-
Reclamation liability	22,793,187	21,465,966
Deferred revenue, related party ore purchase agreement, less current portion	6,762,590	-
Related party ore purchase derivative contract	18,818,945	-
Total non-current liabilities	48,414,441	21,465,966
Total liabilities	103,259,388	65,126,180

Commitments and contingencies

Stockholders’ deficit	(59,310,302)	(26,942,752)

Total liabilities and stockholders’ deficit	$43,949,086	$38,183,428

See notes to combined financial statements.

F-3

ELKHORN GOLDFIELDS, INC.

AND MONTANA TUNNELS MINING, INC.

Combined Statements of Operations

	December 31,
	2011	2010
Operating expenses
General and administrative	$850,616	$1,580,991
Accretion expense	1,327,221	1,535,632
Mine care and maintenance	1,037,199	1,236,832
Depreciation, depletion, and amortization	6,604	11,129
Total operating expenses	3,221,640	4,364,584

Loss from operations	(3,221,640)	(4,364,584)

Other (expense) income
Interest expense	(8,083,445)	(5,546,184)
Interest income	47,705	33,384
Other income	512,066	6,628
Loss on related party ore purchase derivative	(13,025,932)	-
Change in fair value of derivative instrument contract	(5,793,013)	-
Total other expense	(26,342,619)	(5,506,172)

Net loss	$(29,564,259)	$(9,870,756)

See notes to combined financial statements.

F-4

ELKHORN GOLDFIELDS, INC.

AND MONTANA TUNNELS MINING, INC.

Combined Statement of Changes in Stockholders’ Deficit

For the Years Ended December 31, 2011 and 2010

				Total
	Capital		Accumulated	Stockholders’
	Stock	Amount	Deficit	Deficit

Balance - December 31, 2009	200	$11,280,392	$(31,948,297)	$(20,667,905)

Non-cash contributions	-	3,690,000	-	3,690,000

Cash distributions	-	(964,091)	-	(964,091)

Cash contributions	-	870,000	-	870,000

Net loss	-	-	(9,870,756)	(9,870,756)

Balance - December 31, 2010	200	14,876,301	(41,819,053)	(26,942,752)

Non-cash contribution	-	1,314,488	-	1,314,488

Cash distributions	-	(4,377,779)	-	(4,377,779)

Cash contributions	-	260,000	-	260,000

Net loss	-	-	(29,564,259)	(29,564,259)

Balance - December 31, 2011	200	$12,073,010	$(71,383,312)	$(59,310,302)

See notes to combined financial statements.

F-5

ELKHORN GOLDFIELDS, INC.

AND MONTANA TUNNELS MINING, INC.

Combined Statements of Cash Flows

	For the Years Ended
	December 31,
	2011	2010
Cash flows from operating activities
Net loss	$(29,564,259)	$(9,870,756)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities
Inventory reserve	242,329	601,241
Depreciation, depletion, and amortization	6,604	11,129
Accretion expense	1,327,221	1,535,632
Loss on related party ore purchase derivative	13,025,932	-
Change in fair value of derivative instrument	5,793,013	-
Push-down redeemable obligation of Parent and its affiliate	968,301	3,240,579
Push-down interest of Parent and its affiliate	7,001,291	2,254,375
Changes in operating assets and liabilities
Mineral sales receivable	-	111,704
Inventory	(116,481)	5,570
Other current assets	(3,191)	56,414
Accounts payable	196,101	(517,592)
Accrued liabilities	596,746	1,570,400
Deferred revenue	10,000,000	-
	39,037,866	8,869,452
Net cash provided by (used in) operating activities	9,473,607	(1,001,304)

Cash flows from investing activities
Purchase of building and equipment	(622,319)	(79,480)
Cash received from acquisition of the remaining 50% interest in Montana Tunnels Mine	-	44,044
Additions to mine development	(3,809,242)	-
Additions to mining properties and mineral interests	(82,008)	(41,149)
Change in restricted cash	(319,554)	(478)
Change in reclamation bonds	(348,153)	(92,687)
Net cash used in investing activities	(5,181,276)	(169,750)

Cash flows from financing activities
Proceeds from Series A 8% bonds	164,279	1,235,500
Payments on capital lease obligations	(42,057)	(80,197)
Proceeds from stockholder contributions	260,000	870,000
Payments of distributions	(4,377,779)	(964,091)
Net cash (used in) provided by financing activities	(3,995,557)	1,061,212

Net increase (decrease) in cash and cash equivalents	296,774	(109,842)

Cash and cash equivalents - beginning of period	61,351	171,193

Cash and cash equivalents - end of period	$358,125	$61,351

(Continued on the following page)

See notes to combined financial statements.

F-6

ELKHORN GOLDFIELDS, INC.

AND MONTANA TUNNELS MINING, INC.

Combined Statements of Cash Flows

(Continued from the previous page)

Supplemental disclosure of cash flow information:

Cash paid for interest for the years ended December 31, 2011 and 2010 was $45,708 and $13,017, respectively.

Supplemental disclosure of non-cash investing and financing activity:

During 2011, the Company acquired $416,869 of equipment through a capital lease.

During 2011, $60,100 of depreciation expense was capitalized to mine development.

During 2011, Elkhorn Goldfields, LLC (the “Parent”) paid on behalf of the Company $1,314,488 of accrued pushed-down interest and debt.

During 2010, the Parent transferred the value of its Calais Resources, Inc. investment for the remaining 50% interest of the net assets of Montana Tunnels. The following is the allocation of the remaining 50% interest of the assets and liabilities acquired of Montana Tunnel as of December 31, 2011:

Cash and cash equivalents	$44,044
Mineral sales receivable	78,704
Inventory	822,456
Other current assets	543
Buildings and equipment, net	2,210,717
Mining properties, mine development, and mineral interests, net	3,123,652
Restricted cash	8,184,845
Accounts payable	(306,398)
Accrued liabilities	(471,698)
Capital lease obligations	(35,716)
Reclamation liability	(9,961,149)

Investment in debt securities, at estimated fair value	$3,690,000

See notes to combined financial statements.

F-7

ELKHORN GOLDFIELDS, INC.

AND MONTANA TUNNELS MINING, INC.

Notes to Combined Financial Statements

Note 1 - Description of Business and Summary of Significant Accounting Policies

Elkhorn Goldfields, Inc. (“EGI”) and Montana Tunnels Mining, Inc. (“MTMI”) (collectively, the “Company”) were formed for the purpose of acquiring, holding, operating, selling, and otherwise dealing in assets of mining operations with gold and other metal reserves and exploration potential. The Company’s objective is to operate mines and expand its interests through acquisition and exploration. The Company has one mineral property that has completed the permitting process. That property has developed the 650-foot underground access tunnel to reach the top of the ore body and is in the process of installing required infrastructure to allow the Company to access the lower levels of ore. In addition, a second property has completed the permitting, except for posting the required reclamation bonding. Lastly, the Company has several mineralized targets in the exploration stage. The permitted or nearly permitted mines include Golden Dream Mine (formerly referred to as the Sourdough Mine) and Montana Tunnels Mine (“Montana Tunnels”), and the mineralized properties available to develop mine plans are East Butte, Gold Hill/Mount Heagan, and Carmody (collectively, the “Elkhorn Project”), and the expansion of the previously operated Diamond Hill Mine. All the mines and properties are located in Jefferson County, Montana, with the exception of the Diamond Hill Mine, which is in Broadwater County, Montana. The Company maintains its principal executive office in Denver, Colorado.

During July 2006, Elkhorn Goldfields, LLC (the entity that wholly owns the Company) (the “Parent”) entered into a 50% joint venture interest (the “JV”) with the former owner of MTMI). The JV agreement called for the Parent to contribute $14,250,000 in return for a 50% interest in the assets relating to Montana Tunnels, including the mining equipment and mill. Montana Tunnels is an open pit mine that produced gold doré, lead-gold, and zinc-gold concentrates. Montana Tunnels ceased mining in an area referred to as the L Pit and completed milling of stockpiled ore at the end of April 2009, at which time the mine was placed on care and maintenance. The Company is currently completing plans to enlarge the L Pit. The enlargement and further mine development is referred as the M Pit.

On February 1, 2010, the Parent acquired the remaining 50% interest in Montana Tunnels and the related assets, plus acquired Diamond Hill Mine and Mill and has pushed-down the assets to the Company as of February 1, 2010 (Note 3).

Principles of Combination

For the years ended December 31, 2011 and 2010, the accompanying combined financial statements include the accounts of EGI and MTMI. EGI includes the property and equipment relating to the Golden Dream Mine and the mineralized targets of the Elkhorn Project. MTMI includes the property, mill, and equipment relating to Montana Tunnels and Diamond Hill Mine. All intercompany accounts and transactions have been eliminated.

F-8

ELKHORN GOLDFIELDS, INC.

AND MONTANA TUNNELS MINING, INC.

Notes to Combined Financial Statements

Note 1 - Description of Business and Summary of Significant Accounting Policies (continued)

Cash and Cash Equivalents

The Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents. The Company continually monitors its positions with, and the credit quality of, the financial institutions with which it invests. As of the balance sheet dates, and periodically throughout the years, the Company has maintained balances in various operating accounts in excess of federally insured limits.

Inventory

Doré inventory is stated at the lower of weighted-average production cost and net realizable value. Production costs for doré inventory include direct production costs, attributable overhead, and depreciation incurred to bring the material to its current point in the processing cycle. Stockpiled ore inventory represents ore that has been mined and is available for further processing. Work-in-process inventory, including stockpiled ore and in-circuit gold inventory, is valued at the lower of weighted-average production cost and net realizable value. Materials and supplies are valued at the lower of average direct cost of acquisition and net realizable value.

Buildings and Equipment

MTMI buildings and equipment are recorded at acquisition cost and amortized on a units-of-production basis over the remaining proven and probable reserves of the mine. Equipment under capital lease is valued at the lower of fair market value or net present value of the minimum lease payments at the inception of the lease. Equipment that is mobile is amortized on a straight-line basis over the estimated useful life of the equipment ranging from five to ten years, not to exceed the related estimated mine lives.

EGI buildings and equipment are stated at cost. Repair and maintenance costs are expensed as incurred. Depreciation is provided utilizing the straight-line method over the estimated useful lives for owned assets taking into account estimated salvage values, ranging from 3 to 39 years.

Mine Development

The costs of removing overburden and waste materials to access the ore prior to the production phase are referred to as “mine development costs.” Mine development costs are capitalized during the development of the mine. Mine development costs are amortized using the units-of-production method based on estimated recoverable tons of proven and probable reserves. To the extent that these costs benefit the mine, they are amortized over the estimated life of the mine. Development costs incurred after the first saleable ore is extracted from the mine (i.e., post-production costs) are a component of mineral inventory cost. All post-production costs are considered variable production costs that are included in the costs of the inventory produced during the period in which the mining costs are incurred.

F-9

ELKHORN GOLDFIELDS, INC.

AND MONTANA TUNNELS MINING, INC.

Notes to Combined Financial Statements

Note 1 - Description of Business and Summary of Significant Accounting Policies (continued)

Mining Properties and Mineral Interests

Mining Properties

For new projects without established reserves, all costs, other than acquisition costs, are expensed prior to the establishment of proven and probable reserves. Reserves designated as proven and probable are supported by a feasibility study, indicating that the reserves have had the requisite geologic, technical, and economic work performed and are legally extractable at the time of reserve determination. Once proven and probable reserves are established, all development and other site-specific costs are capitalized, including general and administrative charges for actual time and expenses incurred in connection with site supervision as mine development costs. Development drilling costs incurred to infill mineralized material to increase the confidence level in order to develop or increase proven and probable reserves are also capitalized as mine development costs. If subsequent events or circumstances arise that would preclude further development of the reserves under the then existing laws and regulations, additional costs are expensed until the impediments have been removed and the property would be subject to ongoing impairment reviews. When a mine is placed into production, the capitalized acquisition and mine development costs are reclassified to mining properties and are amortized to operations using the units-of-production method based on the estimated metals that can be recovered.

Mineral Interests

Mineral interests include the cost of obtaining patented and unpatented mining claims and the initial cost of acquiring mineral interests. If a mineable ore body is discovered, such costs are amortized when production begins using the units-of-production method based on proven and probable reserves. If no mineable ore body is discovered or such rights are otherwise determined to have no value, such costs are expensed in the period in which it is determined the property has no future economic value. For the years ended December 31, 2011 and 2010, there are no mineral interest impairments.

Restricted Cash

Restricted cash consists of cash held in certificates of deposit for the reclamation of the Elkhorn Project. The restriction will be released when the reclamation is completed, which the Company does not expect to happen prior to 2018.

Bond Reclamation

Bond reclamation consists of cash held directly by a surety for reclamation of Montana Tunnels and the Elkhorn Project. The restriction will be released when the reclamation is completed, which the Company expects to be in 2024 and 2018, respectively.

F-10

ELKHORN GOLDFIELDS, INC.

AND MONTANA TUNNELS MINING, INC.

Notes to Combined Financial Statements

Note 1 - Description of Business and Summary of Significant Accounting Policies (continued)

Long-Lived Assets

The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recovered. The Company looks primarily to the estimated undiscounted future cash flows in its assessment of whether or not long-lived assets have been impaired. If impairment has occurred, the long-lived assets are written down to its estimated fair value.

Fair Value of Financial Instruments

The carrying amounts of financial instruments, including cash, accounts payable, and accrued liabilities, approximated fair value as of December 31, 2011 and 2010 because of the relatively short maturity of these instruments.

The Company applies the guidance to non-financial assets and liabilities measured at fair value on a non-recurring basis. The guidance defines fair value as the price that would be received to sell an asset or paid to transfer a liability (an exit price) in an orderly transaction between market participants at the measurement date. The guidance establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs that market participants would use in pricing the asset or liability developed based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company’s assumptions of what market participants would use in pricing the asset or liability based on the best information available in the circumstances. The financial and non-financial assets and liabilities are classified based on the lowest level of input that is significant to the fair value measurement.

The hierarchy is broken down into three levels based on the reliability of the inputs as follows:

Level 1:	Quoted prices in active markets for identical assets or liabilities;

Level 2:	Quoted prices in active markets for similar assets and liabilities and inputs that are observable for the asset or liability; or

Level 3:	Unobservable inputs in which there is little or no market data, which requires the reporting entity to develop its own assumptions.

The following assets are measured at fair value as of December 31, 2011:

Description	Level 1	Level 2	Level 3	Total

Certificate of deposits	$604,021	$-	$-	$604,021
Reclamation bonds	$-	$-	$16,190,556	$16,190,556
Embedded derivative	$-	$-	$(18,818,945)	$(18,818,945)

F-11

ELKHORN GOLDFIELDS, INC.

AND MONTANA TUNNELS MINING, INC.

Notes to Combined Financial Statements

Note 1 - Description of Business and Summary of Significant Accounting Policies (continued)

Fair Value of Financial Instruments (continued)

The following assets are measured at fair value as of December 31, 2010:

Description	Level 1	Level 2	Level 3	Total

Certificate of deposits	$284,467	$-	$-	$284,467
Reclamation bonds	$-	$-	$15,842,403	$15,842,403

Certificates of Deposit: Recorded at cost, which approximates fair value due to the short duration of the investment.

Reclamation Bonds: Recorded at the amount provided by the Montana Department of Environmental Quality, which is based upon the fair value of the cash underlying the bond.

Embedded Derivatives: Based on contract terms, projected future gold prices, and discount rate commensurate with estimates of contemporary credit risk using a discounted cash flow model. The model is most sensitive to the future price of gold.

There were no changes to the valuation techniques used during the year ended December 31, 2011.

The following is a reconciliation of the beginning and ending balances for assets measured at fair value on a recurring basis using significant unobservable inputs (Level 3) during the period ended December 31, 2011:

	Embedded Derivative	Reclamation Bonds

Beginning balance	$-	$15,842,403
Issuances	(13,025,932)	-
Total gains or losses (realized/unrealized)
Included in earnings	(5,793,013)	-
Included on the balance sheet	-	348,153
Transfers in and/or out of Level 3	-	-

Ending balance	$(18,818,945)	$16,190,556

F-12

ELKHORN GOLDFIELDS, INC.

AND MONTANA TUNNELS MINING, INC.

Notes to Combined Financial Statements

Note 1 - Description of Business and Summary of Significant Accounting Policies (continued)

Reclamation Liability

The Company’s mining and exploration activities are subject to various federal and state laws and regulations governing the protection of the environment. These laws and regulations are continually changing and are generally becoming more restrictive. The Company conducts its operations to protect public health and the environment and believes its operations are in compliance with applicable laws and regulations in all material respects. The Company has made, and expects to make in the future, expenditures to comply with such laws and regulations, but cannot predict the full amount of such future expenditures. Estimated future reclamation costs are based principally on legal and regulatory requirements. Estimated future costs are discounted to their present value using a 12% discount rate. Reclamation obligations are secured by cash held directly by a surety or certificates of deposit.

The following table summarizes the activity for the Company’s asset retirement obligations:

	For the Years Ended December 31,
	2011	2010

Asset retirement obligations at January 1	$21,465,966	$19,930,334
Accretion expense	1,327,221	1,535,632
Liabilities incurred	-	-
Asset retirement obligations at December 31	22,793,187	21,465,966
Less current portion of asset retirement obligations	-	-

Asset retirement obligations at December 31, less current portion	$22,793,187	$21,465,966

Income Taxes

The Company recognizes deferred tax liabilities and assets based on the differences between the tax basis of assets and liabilities and the reported amounts in the combined financial statements that will result in taxable or deductible amounts in future years. The Company’s temporary differences result primarily from net operating losses and depreciation. A valuation allowance is established for deferred tax assets to the extent there is uncertainty regarding the ultimate utilization. To date, no deferred tax assets have been recognized in the accompanying combined financial statements because of the uncertainty of the realization of those assets.

F-13

ELKHORN GOLDFIELDS, INC.

AND MONTANA TUNNELS MINING, INC.

Notes to Combined Financial Statements

Note 1 - Description of Business and Summary of Significant Accounting Policies (continued)

Income Taxes (continued)

The Company applies guidance on accounting for uncertainty in income taxes. Under this guidance, the Company recognizes the tax benefit from an uncertain tax position if it is more likely than not that the tax position will be sustained on examination by the taxing authorities based on the technical merits of the position. The application of income tax law is inherently complex. Laws and regulations in this area are voluminous and are often ambiguous. As such, the Company is required to make many subjective assumptions and judgments regarding income tax exposures. Interpretations of and guidance surrounding income tax law and regulations change over time and may result in changes to its subjective assumptions and judgments that can materially affect amounts recognized in its combined balance sheets and statements of operations.

Interest and penalties associated with tax positions are recorded in the period assessed as general and administrative expenses. No interest or penalties have been assessed for the years ended December 31, 2011 and 2010. The Company’s returns for tax years subject to examination by tax authorities include 2007 and 2008 through the current period for state and federal tax reporting purposes, respectively.

Revenue Recognition

The Company recognizes revenue from the sale of gold and co-products when the following conditions are met: persuasive evidence of an arrangement exists, delivery has occurred in accordance with the terms of the arrangement, the price is fixed or determinable, and collectibility is reasonably assured.

Revenue for gold bullion is recognized at the time of delivery and transfer of title to counterparties.

The Company received an up-front payment of $10,000,000 to sell 80% of the first 41,700 ounces of gold and 6.5% of the gold produced after 250,000 ounces to a related party. The $10,000,000 payment has been recognized as deferred revenue until the gold is sold. The Company will recognize revenue of $800 per ounce as the 80% of the first 41,700 ounces is sold.

Use of Estimates

The preparation of combined financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the combined financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

F-14

ELKHORN GOLDFIELDS, INC.

AND MONTANA TUNNELS MINING, INC.

Notes to Combined Financial Statements

Note 2 - Management’s Plan

At December 31, 2011, the Company has not generated any revenues to fund operations. The continuation of the Company as a going concern is dependent upon the ability of the Company to meet financial requirements for mine development and raise additional capital, which will likely involve the issuance of debt and/or equity securities. These factors raise substantial doubt as to the Company’s ability to continue as a going concern. The combined financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Note 3 - Acquisition of the Remaining 50% in Montana Tunnels

On February 1, 2010, the Parent acquired the remaining 50% interest in MTMI, from Apollo Gold (“Apollo”) in exchange for certain promissory notes from Calais Resources, Inc. (“Calais”) held by the Parent and certain investors in the Parent or its affiliates with an aggregate outstanding face balance and a carrying value of $3,440,000 and $250,000 deposit reflected in mining properties. Such value was based upon the appraised value of the real estate collateralizing the notes. The acquisition allows the Company to own and develop Montana Tunnels. The acquisition of the remaining 50% has been “pushed down” and reflected as a non-cash contribution as on February 1, 2010 in the combined financial statements.

The Company ascribed a value of $3,690,000 to the remaining 50% interest and the net assets acquired from MTMI representing the value of the Calais investment. The following is the allocation of the remaining 50% interest of the assets and liabilities acquired at February 1, 2010:

Cash and cash equivalents	$44,044
Mineral sales receivable	78,704
Inventory	822,456
Other current assets	543
Buildings and equipment, net	2,210,717
Mining properties, mine development, and mineral interests, net	3,123,652
Restricted cash	8,184,845
Accounts payable	(306,398)
Accrued liabilities	(471,698)
Capital lease obligations	(35,716)
Reclamation liability	(9,961,149)

$3,690,000

The results of operations related to the 50% interest of MTMI has been included in the combined statements of operations from the date of acquisition, February 1, 2010, and summarized in the pro forma information for the 12 months ended December 31, 2010. January 2010 has been omitted as there were no mining operations during the month. The pro forma information reflects the push-down basis of accounting for the fair values of these transactions from the Parent to the subsidiary, EGI.

F-15

ELKHORN GOLDFIELDS, INC.

AND MONTANA TUNNELS MINING, INC.

Notes to Combined Financial Statements

Note 4 - Consolidated Balance Sheet Disclosures

Inventory

Inventory is summarized as follows:

	December 31,
	2011	2010

Materials and supplies	$2,136,302	$2,168,717
Stockpiled ore	693,700	544,804
Allowance for obsolete materials and supplies inventory	(1,917,326)	(1,674,997)

	$912,676	$1,038,524

There were no mineral inventory impairments during 2011 or 2010.

Buildings, Equipment, and Land

Buildings, equipment, and land consist of the following:

	December 31,
	2011	2010

Mining equipment	$8,886,851	$8,886,851
Crushers	2,371,808	2,371,808
Buildings	871,703	871,703
Equipment	1,380,173	280,885
Land	164,752	164,752
Office equipment	113,542	113,542
Vehicles	117,830	117,830
Software	39,899	39,899
Computer equipment	17,972	17,972
	13,964,530	12,865,242
Less accumulated depreciation	(8,343,344)	(8,276,640)

	$5,621,186	$4,588,602

Depreciation expense for the years ended December 31, 2011 and 2010 was $6,604 and $11,129, respectively. For the year ended December 31, 2011, $60,100 of depreciation expense was capitalized.

F-16

ELKHORN GOLDFIELDS, INC.

AND MONTANA TUNNELS MINING, INC.

Notes to Combined Financial Statements

Note 4 - Consolidated Balance Sheet Disclosures (continued)

Montana Tunnels ceased mining during November 2008, after completion of the L-Pit, and completed milling of stockpiled ore at the end of April 2009, at which time the mine was placed on care and maintenance until finances are secured to initiate the mine pit (M-Pit) expansion. Accordingly, there was no depreciation expense relating to Montana Tunnels for the years ended December 31, 2011 and 2010.

Net Mining Properties, Mine Development, and Mineral Interests

Mine development and mineral interests consist of the following:

	December 31,
	2011			2010
	Mine Development	Mining Properties and Mineral Interest	Total Book Value	Mine Development	Mining Properties and Mineral Interest	Total Book Value

Montana Tunnels	$-	$13,129,669	$13,129,669	$-	$13,167,893	$13,167,893
Golden Dream Mine	3,869,342	2,615,195	6,484,537	-	2,615,195	2,615,195
Gold Hill/Mount Heagan	-	635,883	635,883	-	575,751	575,751
Total mine development and mineral interest, net	$3,869,342	$16,380,747	$20,250,089	$-	$16,358,839	$16,358,839

Depletion expense related to MTMI mining properties for the years ended December 31, 2011 and 2010 was zero. MTMI ceased mining during November 2008 and completed milling of stockpiled ore at the end of April 2009, at which time the mine was placed on care and maintenance. Accordingly, there was no depletion for the years ended December 31, 2011 and 2010.

Other Mine Development and Mineral Interests

EGI owns the Elkhorn Project, located in the Elkhorn Mountains of Jefferson County, Montana. The Elkhorn Project consists of one permitted mine and three known gold mineralized deposits – Golden Dream Mine (formerly referred to as the Sourdough Mine), and the Elkhorn Project mineralized deposits. The Company developed a five-year mine plan on the Golden Dream Mine deposit, which is projected to mine and process 1.2 million tons of gold and copper bearing ore. The permit process has been completed, and the Company has initiated mine development activities. The Elkhorn Project are in the preliminary stages of drilling to define the ore body, developing the mine plan, and applying for the required permits from the regulatory agencies before proceeding with mining operations.

The costs associated with the Mount Heagan mineral property are net smelter royalty payments with a monthly minimum to allow for the development of the property. The monthly minimum payments are $5,000. The total payments made under the agreement from the inception of the agreement are $640,000 and will not exceed $1,500,000.

F-17

ELKHORN GOLDFIELDS, INC.

AND MONTANA TUNNELS MINING, INC.

Notes to Combined Financial Statements

Note 4 - Consolidated Balance Sheet Disclosures (continued)

Other Mine Development and Mineral Interests (continued)

The costs associated with the Golden Dream Mine property were used to establish the viability of the mine site. These include all direct costs of development since the Company’s internal evaluation established proven and probable reserves.

Accrued Liabilities

Accrued liabilities consist of the following:

	December 31,
	2011	2010

Property and mining taxes payable	$2,630,365	$2,502,663
Environmental remediation	380,000	-
Payroll and related expenses	130,509	109,610
Other expenses	106,358	38,213

	$3,247,232	$2,650,486

F-18

ELKHORN GOLDFIELDS, INC.

AND MONTANA TUNNELS MINING, INC.

Notes to Combined Financial Statements

Note 5 - Notes Payable

Series A 8% Bonds

	December 31,
	2011	2010
During July 2010, the Company entered into Series A 8% bonds for a total of $5,000,000, of which $1,235,500 was funded during 2010 and $164,279 was funded during 2011. The bonds mature during July 2012, with interest accruing at 8%. In the case of default, interest on the bonds accrues at 12%. The unpaid interest on the bonds shall be due and payable quarterly in arrears on the last day of each October, January, April, and July commencing in October 2010. The Company will make a bonus payment of $50,000 per bond upon maturity. The Company has not made the quarterly interest payments on the bonds; thus, an event of default is present. Because of the non-payment of interest, the Company has classified the bonds as current.

The holders each received five-year warrants to purchase 0.67 membership units of the Parent per $50,000 bond at a purchase price of $37,500 per membership unit. If the 2010 issuance is not paid prior to July 31, 2011, then the Company will issue separate four-year warrants to purchase 0.67 equity units per $50,000 bond at a purchase price of $37,500 per membership unit. The warrants expire July 31, 2015.	$1,399,779	$1,235,500
Less current portion	(1,399,779)	(1,235,500)

	$-	$-

Current Notes Payable Maturities

Maturities of notes payable obligations are as follows:

Year Ending December 31,	Related Party	Other

2012	$1,199,779	$200,000

F-19

ELKHORN GOLDFIELDS, INC.

AND MONTANA TUNNELS MINING, INC.

Notes to Combined Financial Statements

Note 6 - Push-Down Debt, Interest and Redemption Obligation of Parent and Its Affiliate

The Company’s assets serve as collateral for multiple loans of the Parent. Although the Company is not a maker or guarantor on the loans, the loans have been “pushed down” to the Company in the accompanying combined financial statements in accordance with Statement of Accounting Bulletin No. 54. The following is a summary of the loans as of December 31, 2011 and 2010.

Series A Convertible Notes

	December 31,
	2011	2010
$5,000,000, 12% Series A convertible notes. These notes were due in December 2007. The notes pay interest at the rate of 12% per annum, payable on the maturity date or within 30 days after conversion. In the case of default, interest on the notes accrues at 18%. During 2007, the notes were extended to December 2009. During May 2009, the accrued and unpaid interest was included in the revised notes. Included in the revision, the convertible notes accrue interest at 18% per annum compounded quarterly and are due in November 2013. Interest only payments equivalent to 12% of the face amount commenced during April 2010 and were to be made quarterly. At the election of the holder, principal amounts of the notes are convertible into membership units at $50,000 per membership unit or into membership interests of the Parent. The Company’s mining properties and equipment have been pledged as collateral to these notes.	$5,791,701	$5,791,701

On May 14, 2007, an affiliate of the parent entered into a loan for $8,050,000. The loan was due May 2009. The loan pays interest at the rate of 12% per annum, payable monthly. During May 2009, the accrued and unpaid interest was included in the revised notes. Included in the revision, the loans accrue interest at 18% per annum compounded quarterly and are due November 2013. At the election of the holder, the principal amount of the loan can be exchanged for $13,416,666 of Series A Bonds of the Parent that is held by the affiliate. The Company’s mining properties and equipment have been pledged as collateral to this note.	9,680,125	9,680,125

F-20

ELKHORN GOLDFIELDS, INC.

AND MONTANA TUNNELS MINING, INC.

Notes to Combined Financial Statements

Note 6 - Push-Down Debt, Interest and Redemption Obligation of Parent and Its Affiliate (continued)

Series A Convertible Notes (continued)

	December 31,
	2011	2010
On January 22, 2008, an affiliate of the Parent entered into a loan for $5,000,000. The loan was due January 2009. The loan pays interest at the rate of 12% per annum, payable monthly. During May 2009, as part of the $1,000,000 note agreement, the accrued and unpaid interest was included in the revised notes. Included in the revision, the loans accrue interest at 18% per annum compounded quarterly and are due November 2013. At the election of the holder, the principal amount of the loan can be exchanged for shares of an investment of the Parent at $1.00 per share, exchanged for $1,350,000 of Series A Convertible Bond, or exchanged for bonds of an investment of the Parent at $1.00 principal for each $1.00 par amount of a bond. The Company’s mining properties and equipment have been pledged as collateral to this note.	6,108,022	6,108,022

On May 13, 2009 the Company entered into a promissory note (“Promissory Note”) for a total of $1,000,000. As of December 31, 2011, the Promissory Note and accrued interest were paid in full.	-	918,728
Total push-down debt of Parent and its affiliate	21,579,848	22,498,576

An affiliate of the Parent offered redeemable options to certain debt holders (“Optionee”) to purchase membership units in a equity owner of the Parent. The affiliate as Optionor grants to each Optionee the option to put all or any portion of the membership units to the affiliate, whereupon the affiliate shall have the obligation to purchase the put units at the Optionees’ cost plus 15% annualized return, less cash distributions or the fair market value of in-kind distributions, which shall first be deducted from the 15% annualized return from each Optionee’s date of acquisition of the units. The affiliate will satisfy the put by executing and delivering to each Optionee the affiliates’ fully amortized 60-month note in the amount of the put price bearing interest at 12% per annum. The Optionees have the right to exercise the put at any time until 60 days after all push-down debt and related interest have been repaid in full. The Company’s mining properties and equipment have been pledged as collateral to the redeemable interest.	11,085,960	10,117,659

Push-down accrued interest of Parent and its affiliate	13,677,484	7,071,953

	$46,343,292	$39,688,188

F-21

ELKHORN GOLDFIELDS, INC.

AND MONTANA TUNNELS MINING, INC.

Notes to Combined Financial Statements

Note 6 - Push-Down Debt, Interest and Redemption Obligation of Parent and Its Affiliate (continued)

Series A Convertible Notes (continued)

During 2011, the Company has not made the interest payments on the notes or bonds; thus, an event of default is present. Because of the non-payment of interest, the Company has classified the notes and bonds as current.

Note 7 - Capital Leases

The Company has acquired equipment under the provisions of long-term capitalized leases. For financial reporting purposes, the present value of future minimum lease payments relating to the assets has been capitalized. The leases expire in September 2013. Amortization of the leased property is included in depreciation expense.

The assets under capital lease have cost and accumulated amortization as follows at December 31, 2011:

Equipment	$416,869
Less accumulated depreciation	(9,993)

$406,876

Maturities of capital lease obligations are as follows:

Year Ending December 31,

2012	$385,358
2013	49,780
Total minimum lease payments	435,138
Amount representing interest	(60,326)
Present value of net minimum lease payments	374,812
Less current portion	(335,093)

Long-term capital lease obligation	$39,719

F-22

ELKHORN GOLDFIELDS, INC.

AND MONTANA TUNNELS MINING, INC.

Notes to Combined Financial Statements

Note 8 - Income Taxes

Deferred income taxes have been provided for temporary differences that exist between the financial reporting and income tax bases of assets and liabilities and have been classified as either current or non-current based upon the related assets or liabilities. As of December 31, 2011 and 2010, primary components of the net deferred tax liabilities include accrued reclamation, inventory reserves, depreciation, amortization, and net operating loss carryforwards. The effective tax rate in 2011 and 2010 differs from the expected federal statutory rate primarily due to change in valuation allowance, state income taxes, and deductions disallowed for tax purposes, primarily penalties, and losses from transactions with related parties.

As of December 31, 2011 and 2010, EGI had federal net operating loss carryforwards of $1.9 million. These losses may be carried forward and will expire over the period from 2023 through 2030. As of December 31, 2011 and 2010, MTMI had federal net operating loss carryforwards of $6.8 million and $5.9 million, respectively. These losses may be carried forward and will expire over the period from 2018 through 2031. The annual utilization of the net operating carryforwards may be subject to certain limitations under Section 382 of the Internal Revenue Code of 1986, as amended, and other limitations under state tax laws.

As of December 31, 2011 and 2010, the Company has a valuation allowance on its deferred tax assets, since it cannot conclude that it is more likely than not that the deferred tax assets will be fully realized on future income tax returns. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers past history, the scheduled reversal of deferred tax liabilities, available taxes in carryback periods, future taxable income projections, and tax planning strategies in making this assessment. The Company will continue to evaluate whether the valuation allowance is needed in future reporting periods.

The Company did not have any unrecognized tax benefits as of the years ended December 31, 2011 or 2010.

Note 9 - Related Party Transactions

During 2011, the Company entered into an ore purchase agreement (“Agreement”) with an affiliate of the Parent to sell 80% of the first 41,700 ounces of gold produced from the Golden Dream Mine for an up-front payment of $10,000,000 of consideration. The Agreement requires the Company to pay all proceeds from the sale of gold in excess of $500 per ounce or the latest COMEX spot gold price, if any, to the related party. Additionally, the related party may purchase 6.5% of the ounces produced by the mine after the mine has produced in excess of 250,000 aggregate ounces for a purchase price of the lesser of $600 per ounce or the latest COMEX spot gold price. The term of the Agreement is through the closure of the Golden Dream Mine. Currently the Company estimates reserves at approximately 258,000 ounces of gold. On that date, the Company entered into a security agreement with its Parent to secure the payment of EGI’s obligations under the Agreement pursuant to which EGI granted the Parent a continuing security interest in all of the assets and property of EGI.

F-23

ELKHORN GOLDFIELDS, INC.

AND MONTANA TUNNELS MINING, INC.

Notes to Combined Financial Statements

Note 9 - Related Party Transactions (continued)

The Agreement included an embedded derivative, which is valued using a discounted cash flow model with the major inputs of: (i) a 25% discount rate, (ii) gold future pricing, (iii) April 15, 2011 measurement date, and (iv) and management’s forecast to produce 41,700 ounces by December 2013. The Company recognized a $13,025,932 loss on related party ore purchase agreement to reflect the difference between fair value of gold at the agreement date and the contract price of gold in the agreement. As the result, the offering will be amortized by the Company with the delivery of the gold. The fair value of the embedded derivative fluctuates with changes in the price of gold. The change in fair value of the embedded derivative from the date of closing to December 31, 2011 resulted in a loss of $5,793,013, which was recorded in the combined statements of operations in the change in fair value of the derivative instrument.

Note 10 - Commitments and Contingencies

Litigation

In the normal course of business, the Company is party to litigation from time to time. The Company maintains insurance to cover certain actions and believes that resolution of such litigation will not have a material adverse effect on the Company.

Environmental Matters

The Company’s mining and exploration activities are subject to various laws and regulations governing the protection of the environment. These laws and regulations are continually changing and are generally becoming more restrictive. The Company conducts its operations so as to protect the public health and environment and believes its operations are in compliance with applicable laws and regulations in all material respects. The Company has made, and expects to make in the future, expenditures to comply with such laws and regulations, but cannot predict the full amount of such future expenditures.

Estimated future reclamation costs are based principally on legal and regulatory requirements. At December 31, 2011 and 2010, approximately $22,800,000 and $21,500,000, respectively, were accrued for reclamation costs relating to currently producing mineral properties in accordance with asset retirement obligation guidance.

Property Taxes

The Company is not current with its 2010 and 2009 property taxes. The total amount past due as of December 31, 2011 is approximately $2,600,000.

F-24

ELKHORN GOLDFIELDS, INC.

AND MONTANA TUNNELS MINING, INC.

Notes to Combined Financial Statements

Note 11 - Subsequent Events

During February 2012, the Company entered into three convertible bridge loans with a related party for $1,800,000. The loans are unsecured and call for 12% annual interest on the outstanding unpaid principal. The loans are convertible into common stock of the potential acquirer if the acquisition consummates at $2.00 per share. The holder will receive one five-year warrant attached to each share of acquirer. Two warrants will acquire an additional share of common stock for $3.00 of acquirer. In addition, the holder will be issued warrants exercisable at $0.01 per share, exercisable at the time of closing a private placement offering (“PPO”) of acquirer or the next round of funding of acquirer. If the share value is less than $2.50, an appropriate number of warrants may be exercised by the holder giving the holder additional shares at the cost of $0.01 per share to effect conversion at a 25% discount from the share price of the PPO or the next round of funding. Assuming the public transaction completes, but the PPO or other equity financing is not completed within six months, the holder may put the shares to the Company at $4.00 per share. The loans mature on August 29, 2012, and prior to that date, but after the closing of the PPO.

F-25

ELKHORN GOLDFIELDS, INC.

AND MONTANA TUNNELS MINING, INC.

Combined Balance Sheets

March 31, 2012

(Unaudited)

Assets
Current assets
Cash and cash equivalents	$99,362
Accounts receivable other	30,610
Inventory, net	894,130
Other current assets	12,658
Total current assets	1,036,760

Non-current assets
Buildings, equipment, and land, net	5,581,013
Mine development	4,812,364
Mining properties and mineral interests, net	16,395,780
Restricted cash	553,971
Reclamation bonds	16,190,556
Total non-current assets	43,533,684

Total assets	$44,570,444

Liabilities and Stockholders’ Deficit
Current liabilities
Accounts payable	$346,865
Accrued liabilities	3,326,561
Convertible bridge loan	1,800,000
Current portion of capital lease obligation	152,993
Series A 8% bonds	949,779
Deferred revenue, related party ore purchase agreement	10,000,000
Push-down redeemable obligation of Parent and its affiliate	11,232,673
Push-down interest of Parent and its affiliate	15,069,279
Push-down debt of Parent and its affiliate	21,579,848
Total current liabilities	64,457,998

Non-current liabilities
Capital lease obligations, less current portion	18,439
Reclamation liability	23,156,427
Related party ore purchase derivative contract	19,103,168
Total non-current liabilities	42,278,034
Total liabilities	106,736,032

Commitments and contingencies

Stockholders’ deficit	(62,165,588)

Total liabilities and stockholders’ deficit	$44,570,444

F-26

ELKHORN GOLDFIELDS, INC.

AND MONTANA TUNNELS MINING, INC.

Combined Statements of Operations

For the Periods Ended March 31, 2012 and 2011

(Unaudited)

	For the Periods Ended March 31,
	2012	2011
Operating expenses
General and administrative	$431,478	$386,184
Accretion expense	363,240	339,476
Mine care and maintenance	99,695	218,366
Depreciation, depletion, and amortization	1,041	-
Total operating expenses	895,454	944,026

Loss from operations	(895,454)	(944,026)

Other (expense) income
Interest expense	(1,586,066)	(2,020,861)
Interest income	72	308
Other income	10,385	601
Change in fair value of derivative instrument contract	(284,223)	- -
Total other expense	(1,859,832)	(2,019,952)

Net loss	$(2,755,286)	$(2,963,978)

F-27

ELKHORN GOLDFIELDS, INC.

AND MONTANA TUNNELS MINING, INC.

Combined Statements of Cash Flows

(Unaudited)

	For the Periods Ended March 31,
	2012	2011
Cash flows from operating activities
Net loss	$(2,755,286)	$(2,963,978)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities
Depreciation, depletion, and amortization	1,041	-
Accretion expense	363,240	339,456
Change in fair value of derivative instrument	284,223	-
Push-down redeemable obligation of Parent and its affiliate	146,713	220,069
Push-down interest of Parent and its affiliate	1,391,795	1,453,236
Changes in operating assets and liabilities
Accounts receivable other	(30,610)
Inventory	18,546	70,144
Other current assets	(225)	(5,972)
Accounts payable	(44,549)	454,505
Accrued liabilities	79,329	190,593
Deferred revenue	-	-
	2,209,503	2,722,031
Net cash provided used in operating activities	(545,783)	(241,947)

Cash flows from investing activities
Purchase of building and equipment	-	-
Additions to mine development	(794,617)	(42,288)
Additions to mining properties and mineral interests	(15,033)	(15,033)
Change in restricted cash	50,050	-
Change in reclamation bonds	-	-
Net cash used in investing activities	(759,600)	(57,321)

Cash flows from financing activities
Payments on Series A 8% bonds	(450,000)	-
Payments on capital lease obligations	(203,380)	-
Proceeds from bridge loans	1,800,000	-
Proceeds from stockholder contributions	-	285,721
Payments of distributions	(100,000)	-
Net cash (used in) provided by financing activities	1,046,620	285,721

Net (decrease) increase in cash and cash equivalents	(258,763)	(13,547)

Cash and cash equivalents - beginning of period	358,125	61,351

Cash and cash equivalents - end of period	$99,362	$47,804

(Continued on the following page)

F-28

ELKHORN GOLDFIELDS, INC.

AND MONTANA TUNNELS MINING, INC.

Combined Statements of Cash Flows

(Unaudited)

(Continued from the previous page)

Supplemental disclosure of cash flow information:

Cash paid for interest for the period ending March 31, 2012 and 2011 was $123,640 and zero, respectively.

Supplemental disclosure of non-cash investing and financing activity:

During the period ended March 31, 2012, $109,273 in mine development cost was included in accounts payable.

During the period ended March 31, 2012, $39,132 of depreciation expense was capitalized to mine development.

During the period ended March 31, 2011, Elkhorn Goldfields LLC (the”Parent”) paid on behalf of the Company $89,279 of push down debt.

F-29

ELKHORN GOLDFIELDS, INC.

AND MONTANA TUNNELS MINING, INC.

Notes to Combined Financial Statements

Basis of Presentation

The combined statements of operations, combined balance sheets, and the combined statements of cash flows included in this report have been prepared by Elkhorn Goldfields, Inc. and Montana Tunnels Mining, Inc. In management’s opinion, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position at March 31, 2012 and results of operations and cash flows for all periods have been made.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles in the United States have been condensed or omitted pursuant to the rules and regulations of the Securities and Exchange Commission. These financial statements should be read in conjunction with our financial statements and notes thereto included in our filing on Form 8-K filed on April 6, 2012. The results of operations for the period ended March 31, 2012 and 2011, are not necessarily indicative of the operating results for the full year.

Bridge Loans

During February 2012, the Company entered into three convertible bridge loans with a related party for $1,800,000. The loans are unsecured and call for 12% annual interest on the outstanding unpaid principal. The loans are convertible into common stock of the potential acquirer if the acquisition consummates at $2.00 per share. The holder will receive one five-year warrant attached to each share of acquirer. Two warrants will acquire an additional share of common stock for $3.00 of acquirer. In addition, the holder will be issued warrants exercisable at $0.01 per share, exercisable at the time of closing a private placement offering ("PPO") of acquirer or the next round of funding of acquirer. If the share value is less than $2.50, an appropriate number of warrants may be exercised by the holder giving the holder additional shares at the cost of $0.01 per share to effect conversion at a 25% discount from the share price of the PPO or the next round of funding. Assuming the public transaction completes, but the PPO or other equity financing is not completed within six months, the holder may put the shares to the Company at $4.00 per share. The loans mature on August 29, 2012, and prior to that date, but after the closing of the PPO.

F-30

EASTERN RESOURCES, INC.

AND ELKHORN GOLDFIELDS, INC. AND MONTANA TUNNELS MINING, INC.

Explanatory Notes

The unaudited pro forma financial data set forth below at and for the period ended March 31, 2012 and for the year ended December 31, 2011 is based upon Eastern Resources, Inc. (“ERSI”) historical financial statements, adjusted to give effect to:

•	The transaction with Elkhorn Goldfields, Inc. (“EGI”) and Montana Tunnels Mine Inc. (“MTMI”) and
•	The contemporaneous sale of the corporation to the purchasing corporation.

On April 6, 2012, we entered into an Agreement and Plan of Merger with ERSI a public company. ERSI was merged into EGI and MTMI. EGI and MTMI, as the Surviving Corporation, became a wholly owned subsidiary of ERSI. We issued 90,000,000 shares of our common stock and 10,000,000 preferred stock to acquire EGI and MTMI, which resulted in the stockholders of EGI and MTMI owning approximately 91.6% of our outstanding common stock after the consummation of the Merger.

The pro forma financial information at and for the three months ended March 31, 2012 and for the year ended December 31, 2011 has been developed from ERSI’s financial statements, EGI’s and MTMI’s financial statements, and the notes to those financial statements, which are included elsewhere in this document.

The unaudited pro forma consolidated financial data is provided for illustrative purposes only and does not purport to represent what ERSI’s actual consolidated results of operations or ERSI’s financial position would have been had the transaction and corporation sale occurred on the dates assumed, nor is it necessarily indicative of future consolidated results of operations or financial position.

The unaudited pro forma combined financial data is based on preliminary estimates and various assumptions that EGI and MTMI and ERSI believe are reasonable in these circumstances. Because the former stockholders of EGI and MTMI will own approximately 92% of the combined company on completion of the exchange, calculated on a fully diluted basis and ERSI is selling its existing operations in conjunction with the transaction, the transaction and corporation sale will be accounted for as a recapitalization through a reverse acquisition, with no goodwill or other intangibles recorded. As such, the pro forma financial information reflects the historical financial information of EGI and MTMI and the remaining assets and liabilities of ERSI brought over at historical cost. Costs of the transaction will be charged to operations. ERSI does not anticipate that any cost savings, revenue enhancements or synergies will be realized in connection with the transaction and corporation sale. The unaudited pro forma financial statements reflect the EGI and MTMI accounting policies, as those accounting policies will govern EGI and MTMI accounting after the transaction and corporation sale.

The summary consolidated statement of operations data gives effect to the transaction and corporation sale as if each had occurred on January 1, 2011.

F-31

EASTERN RESOURCES, INC.

AND ELKHORN GOLDFIELDS, INC. AND MONTANA TUNNELS MINING, INC.

Pro Forma Balance Sheet

Unaudited

	March 31, 2012 Elkhorn Gold	March 31, 2012 ERSI	March 31, 2012 Total	Adjustments to Reflect Reverse Acquisition		Pro Forma Combined
Assets
Current assets
Cash and cash equivalents	$99,362	$3,791	$103,153	$-		$103,153
Accounts receivable - other	30,610	-	30,610	-		30,610
Inventory, net	894,130	-	894,130	-		894,130
Other current assets	12,658	-	12,658	-		12,658
Total current assets	1,036,760	3,791	1,040,551	-		1,040,551

Non-current assets
Buildings, equipment, and land, net	5,581,013	-	5,581,013	-		5,581,013
Mine development	4,812,364	-	4,812,364	-		4,812,364
Mining properties and mineral interest, net	16,395,780	-	16,395,780	-		16,395,780
Restricted cash	553,971	-	553,971	-		553,971
Reclamation bonds	16,190,556	-	16,190,556	-		16,190,556
Prepaid expenses	-	16,274	16,274	-		16,274
Total non-current assets	43,533,684	16,274	43,549,958	-		43,549,958

Total assets	$44,570,444	$20,065	$44,590,509	$-		$44,590,509
Liabilities and Stockholders’ Deficit
Current liabilities
Accounts payable	$346,865	$196,516	$543,381	$-		$543,381
Accrued liabilities	3,326,561	-	3,326,561	-		3,326,561
Bridge loans	1,800,000	-	1,800,000			1,800,000
Current portion capital lease obligation	152,993	-	152,993	-		152,993
Series A 8% bonds	949,779	-	949,779	-		949,779
Deferred revenue, related party ore purchase agreement	10,000,000	-	10,000,000	-		10,000,000
Push-down redeemable obligation of Parent and its affiliate	11,232,673	-	11,232,673	(11,232,673	)(1)	-
Push-down interest of Parent and its affiliate	15,069,279	-	15,065,279	(15,069,270	)(1)	-
Push-down debt of Parent and its affiliate	21,579,848	-	21,579,848	(21,579,848	)(1)	-
Loan payable-stockholder	-	40,000	40,000	(40,000	)(2)	-
Notes payable	-	304,827	304,827	(304,827	)(2)	-
8.25% Convertible debenture	-	55,748	55,748	(55,748	)(2)	-
10% Convertible debenture	-	172,997	172,997	(172,997	)(2)	-
Compensation payable	-	355,462	355,462	(355,462	)(2)	-
Total current liabilities	64,457,998	1,125,550	65,583,548	(48,810,834)		16,772,714

Non-current liabilities
Capital lease obligations, less current portion	18,439	-	18,439	-		18,439
Reclamation liability	23,156,427	-	23,156,427	-		23,156,427
Related party ore purchase derivative contract	19,103,168	-	19,103,168	-		19,103,168
Notes payable, non-current	-	8,978	8,978	(8,978	)(2)	-
10% Convertible debenture, net discount of $845 and $1,295 as of December 31, 2011 and 2010, respectively	-	84,539	84,539	(84,539	)(2)	-
Derivative liability	-	181	181	(181	)(2)	-
Total non-current liabilities	42,278,034	93,698	42,371,732	(93,698)		42,278,034
Total liabilities	106,736,032	1,219,248	107,955,280	(48,904,532)		59,050,748

Preferred stock	-	-	-	60,000,000		60,000,000

Commitments and contingencies

Stockholders’ deficit
Preferred stock, $.001 par value	-	-	-	-		-
Common stock, $.001 par value	11,973,010	20,629	11,993,639	99,085	(3)	99,085
				(20,629	)(2)
				(11,973,010	)(3)
Additional paid-in capital	-	903,771	903,771	(99,085	)(3)	1,379,274
				20,629	(2)
				(2,123,583	)(2)
				11,973,010	(3)
				1,022,732	(2)
				47,881,800	(1)
				(60,000,000	)(1)
				1,800,000	(4)
				(1,800,000	)(4)
Accumulated deficit	(74,138,598)	(2,123,583)	(76,031,398)	2,123,583	(2)	(75,938,598)
Total stockholders’ deficit	(62,165,588)	(1,199,183)	(63,133,988)	(11,095,468)		(74,460,239)

Total liabilities and stockholders’ deficit	$44,570,444	$20,065	$44,590,509	$-		$44,590,509

F-32

EASTERN RESOURCES, INC.

AND ELKHORN GOLDFIELDS, INC. AND MONTANA TUNNELS MINING, INC.

Pro Forma Statement of Operations

Unaudited

	March 31, 2012 Elkhorn Gold	March 31, 2012 ERSI	March 31, 2012 Total	Adjustments to Reflect Reverse Acquisition		Pro Forma Combined

Operating expenses
General and administrative	431,478	132,390	563,868	(132,390	)(2)	431,478
Accretion expense	363,240	-	363,240	-		363,240
Mine care and maintenance	99,695	-	99,695	-		99.695
Depreciation, depletion, and amortization	1,041	-	1,041	-		1,041
Total operating expenses	895,454	132,390	1,027,844	(132,390)		895,454

Loss from operations	(895,454)	(132,390)	(1,027,844)	132,390		(895,454)

Other (expense) income
Interest expense	(1,586,066)	(14,060)	(1,600,126)	14,060	(2)	(1,586,066)
Interest income	72	1	73	(1	)(2)	72
Other income	10,385	-	10,385			10,385
Change in fair value of derivative instrument contract	(284,223)	290	(283,933)	(290	)(2)	(284,223)
Amortization of discount	-	(195)	(195)	195	(2)	-
Total other (expense) income	(1,859,832)	(13,964)	(1,873,796)	13,964		(1,859,832)

Preferred stock dividend				1,800,000	(4)	1,800,000

Net loss attributable to common stockholder	$(2,755,286)	$(146,354)	$(2,901,640)	$(1,653,646)		$(4,555,286)

Basic and diluted loss per share

Basic and diluted net loss per common share	$(13,776.43)	$(0.01)				$(0.05)

Weighted average number of common shares outstanding	200	20,629,000				99,085,000

F-33

EASTERN RESOURCES, INC.

AND ELKHORN GOLDFIELDS, INC. AND MONTANA TUNNELS MINING, INC.

PRO FORMA

 Unaudited

Adjustment #1

Additional paid-in capital	$60,000,000
Preferred stock liability		$60,000,000
Push-down redeemable obligation of Parent and its affiliate	$11,232,673
Push down interest of Parent and its affiliate	$15,069,279
Push down debt of Parent and its affiliate	$21,579,848
Additional paid-in capital		$47,881,800

Memo: To record the 60,000,000 shares of redeemable preferred stock to the Company’s parent. The preferred stock has a 12% per annum dividend and can be redeemed for 1,000,000 shares per quarter ($6,000,000). The preferred stock is issued to provide cash flow to the Parent to service the debt of the Parent, which is collateralized by the Company’s assets. The debt, redeemable LLC interest and accrued interest “pushed down” from the Parent of $47,651,017 is eliminated with the issuance of the preferred stock so that the debt is not recorded twice.

Adjustment #2

Additional paid-in capital	$2,123,583
Equity		$2,123,583
Common stock, $0.001 par value (ERSI)	$20,629
Additional paid-in capital		$20,629
ERSI liabilities	$1,022,732
Additional paid in capital		$1,022,732

Memo: Elimination of ERSI liabilities, equity, and common stock as well as its expenses. ERSI is the public shell. This is accounted for as a reverse acquisition and none of the equity or liabilities of ERSI continue in the new entity.

Adjustment #3

Common stock, $0.001 par value (EGI and MTMI)	$11,973,010
Additional paid-in capital		$11,973,010
Common stock, $0.001 par value	$99,085
Additional paid in capital		$99,085

Memo: Elimination of EGI and MTMI common stock and the issuance of 99,085,000 shares of common stock. Elkhorn Goldfields, Inc. and Montana Tunnels Mining, Inc. assigns 100% of the stock to ERSI (or subsidiary). ERSI assigns 90M shares of common stock and 10M shares of preferred stock to Elkhorn Goldfields Inc. and Montana Tunnels Mining, Inc.

Adjustment #4

Equity	$1,800,000
Additional paid-in capital		$1,800,000

Memo: Preferred stock dividend $60,000,000 at 12% interest first quarter expense.

F-34

EASTERN RESOURCES, INC.

AND ELKHORN GOLDFIELDS, INC. AND MONTANA TUNNELS MINING, INC.

Pro Forma Statement of Operations

Unaudited

	December 31, 2011 Elkhorn Gold	December 31, 2011 ERSI	December 31, 2011 Total	Adjustments to Reflect Reverse Acquisition		Pro Forma Combined
Cost of revenue
Write-off of capitalized film costs	$-	$(1,284,867)	$(1,284,867)	$1,284,867	(1)	$-
Total costs of revenue	-	(1,284,867)	(1,284,867)	1,284,867		-

Gross profit	-	(1,284,867)	(1,284,867)	1,284,867		-

Operating expenses
General and administrative	850,616	164,815	1,015,431	(164,815	)(1)	850,616
Accretion expense	1,327,721	-	1,327,221	-		1,327,221
Mine care and maintenance	1,037,199	-	1,037,199	-		1,037,199
Depreciation, depletion, and amortization	6,604	-	6,604	-		6,604
Total operating expenses	3,221,640	164,815	3,386,455	(164,815)		3,221,640

Loss from operations	(3,221,640)	(1,449,682)	(4,671,322)	1,449,682		(3,221,640)

Other (expense) income
Interest expense	(8,083,445)	(46,486)	(8,129,931)	46,486	(1)	(8,083,445)
Interest income	47,705	15	47,720	(15	)(1)	47,705
Other income	512,066	-	512,066			512,066
Loss on related party ore purchase derivative	(13,025,932)		(13,025,932)			(13,025,932)
Change in fair value of derivative instrument contract	(5,793,013)	924	(5,792,089)	(924	)(1)	(5,793,013)
Amortization of discount	-	(1,625)	(1,625)	1,625	(1)	-
Gain on forgiveness of debt	-	86,956	86,956	(86,956	)(1)	-
Total other (expense) income	(26,342,619)	39,784	(26,302,835)	(39,784)		(26.342.619)

Preferred stock dividend				7,200,000	(2)	7,200,000

Net loss attributable to common stockholder	$(29,564,259)	$(1,409,898)	$(30,974,157)	$(5,790,102)		$(36,764,259)

Basic and diluted loss per share

Basic and diluted net loss per common share	$(147,821.30)	$(0,07)				$(0.37)

Weighted average number of common shares outstanding	200	20,629,000				99,085,000

F-35

EASTERN RESOURCES, INC.

AND ELKHORN GOLDFIELDS, INC. AND MONTANA TUNNELS MINING, INC.

PRO FORMA

 Unaudited

Adjustment #1

Additional paid-in capital	$1,409,898
Equity		$1,409,898

Memo: Elimination of ERSI expenses. ERSI is the public shell. This is accounted for as a reverse acquisition and none of the equity or liabilities of ERSI continue in the new entity.

Adjustment #2

Equity	$7,200,000
Additional paid-in capital		$7,200,000

Memo: Preferred stock dividend $60,000,000 at 12% interest.

F-36

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTERN RESOURCES, INC.

Dated: May 15, 2012	By:	/s/Patrick W. M. Imeson
Name: Patrick W. M. Imeson
Title: Chief Executive Officer

F-37